Exhibit 99.2

NSTAR
Condensed Consolidated Statements of Income (Unaudited)

(in millions)	Three Months Ended
	September 30,
	2003	2002
Operating revenues	$ 817.8	$ 743.3

Operating expenses:
Purchased power, cost of gas and demand side management	468.0	393.6
Operations and maintenance	122.5	108.1
Depreciation and amortization	56.7	56.5
Taxes	67.4	68.0
Total operating expenses	714.6	626.2

Operating income	103.2	117.1

Other income (expense):
Other income, net	1.1	3.3
Interest charges	(40.1)	(46.7)

Net income	64.2	73.7
Preferred dividends of subsidiary	0.5	0.5
Earnings available for common shareholders	$ 63.7 ======	$ 73.2 ======

NSTAR
Condensed Consolidated Balance Sheets

(in millions)	(Unaudited	)
	September 30,	December 31,
	2003		2002
Assets
Property, plant and equipment, net	$ 3,092.2		$ 2,977.6
Investments	84.3		70.3
Current assets	506.5		506.6
Regulatory assets and goodwill	2,316.3		2,453.3
Other deferred debits	92.2		96.5
Total assets	$ 6,091.5 =======		$ 6,104.3 =======
Capitalization and Liabilities
Common equity	$ 1,368.7		$ 1,299.3
Long-term debt and preferred stock	2,209.6		2,134.4
Current liabilities	808.0		886.1
Deferred taxes and unamortized investment tax credits	685.6		675.9
Other deferred credits	1,019.6		1,108.6
Total capitalization and liabilities	$ 6,091.5 =======		$ 6,104.3 =======